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                                                                EXHIBIT 99.3


            CONSENT OF PERSON NAMED AS ABOUT TO BECOME A DIRECTOR


        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I, Robert Spitler, hereby consent to be named as a person about to become a director of Sky Financial Group, Inc. in the registration statement on Form S-4 of Sky Financial Group, Inc., dated May 28, 1999.


                                                /s/ Robert Spitler
                                                -------------------
                                                Robert Spitler

Dated: May 28, 1999